Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke
Director, Investor Relations
(281) 492-5370

DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES
FOURTH QUARTER/YEAR-END 2008 RESULTS
Houston, Texas, February 5, 2009 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the fourth quarter of 2008 of $293.5 million, or $2.11 per share on a diluted basis, compared with net income of $164.9 million, or $1.19 per share on a diluted basis, in the same period a year earlier. Revenues in the fourth quarter of 2008 were $903.2 million, compared with revenues of $666.7 million for the fourth quarter of 2007.
Results for the fourth quarter of 2008 were adversely impacted by $51.0 million related to pre tax foreign currency losses. Results for the period were also adversely impacted by provisions for pre tax bad debt of $31.9 million related to a North Sea semisubmersible rig contracted to a UK customer that has entered into administration under UK law.
For the year ended December 31, 2008, the Company reported net income of $1.3 billion, or $9.43 per share on a diluted basis, compared with net income of $846.5 million, or $6.12 per share on a diluted basis, for the year ended December 31, 2007. Revenues for the year ended December 31, 2008 were $3.5 billion, compared with $2.6 billion for 2007.
Diamond Offshore also announced that it has signed an agreement to sell the jack-up rig Ocean Tower. The rig was damaged by Hurricane Ike, losing its entire drilling package and derrick. The agreement prohibits competitive use of the rig which is expected to be deployed by the buyer as an accommodation unit. The sale, which is not expected to have a material impact on the Company, is expected to close on or about February 15, 2009.
Diamond Offshore provides contract drilling services to the energy industry and is a leader in deepwater drilling. Additional information on Diamond Offshore Drilling, Inc. and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com.
As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its fourth quarter/year-end 2008 earnings release conference call. The live broadcast of the Diamond Offshore Drilling, Inc. quarterly conference call will be available online at www.diamondoffshore.com on February 5, 2009, beginning at 9:00 a.m. Central Time. The online replay will follow immediately and continue for the remainder of the first calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.

Statements in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, statements concerning existing contracts, commitments and backlog, fleet enhancements, access to new markets, future earnings, future cash flows, market conditions, future market improvements, future growth in demand for equipment types or in any region and future contracts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected, including, among others, the risk that a customer may be financially unable to meet their full financial commitment, the risk that a contract could be canceled, the risk that full rig utilization may not be achieved during a contract period, the risk that the fleet’s available days may be reduced by unscheduled downtime, the risk that these and other factors outside of the Company’s control may adversely impact the amount of profit realized from a contract, the risk that the markets for the Company’s services will not continue to improve, the risk that the Company’s market position may deteriorate, or the risk that the Company may not be able to participate fully in any future market improvements. A discussion of additional risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues:
Contract drilling	$887,498	$651,578	$3,476,417	$2,505,663
Revenues related to reimbursable expenses	15,709	15,124	67,640	62,060

Total revenues	903,207	666,702	3,544,057	2,567,723

Operating expenses:
Contract drilling	312,291	289,165	1,185,007	1,003,789
Reimbursable expenses	15,235	14,826	65,895	60,261
Depreciation	75,125	63,646	286,850	235,251
General and administrative	14,708	16,238	60,142	53,483
Bad debt expense	31,952	—	31,952	—
Casualty loss	—	—	6,281	—
Gain on disposition of assets	(2,326)	(3,165)	(2,831)	(8,583)

Total operating expenses	446,985	380,710	1,633,296	1,344,201

Operating income	456,222	285,992	1,910,761	1,223,522

Other income (expense):
Interest income	1,375	7,439	11,744	33,566
Interest expense	(3,870)	(2,232)	(10,096)	(19,191)
Gain on sale of marketable securities	608	41	1,282	1,796
Other, net	(51,131)	4,327	(66,078)	6,844

Income before income tax expense	403,204	295,567	1,847,613	1,246,537

Income tax expense	(109,742)	(130,626)	(536,593)	(399,996)

Net Income	$293,462	$164,941	$1,311,020	$846,541

Income per share:
Basic	$2.11	$1.19	$9.43	$6.14

Diluted	$2.11	$1.19	$9.43	$6.12

Weighted average shares outstanding:
Shares of common stock	139,001	138,801	138,959	137,816
Dilutive potential shares of common stock	65	230	114	1,129

Total weighted average shares outstanding	139,066	139,031	139,073	138,945

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended
	December 31,
	2008	2007
REVENUES
High Specification Floaters	$342,812	$261,805
Intermediate Semisubmersibles	389,647	302,914
Jack-ups	155,039	86,859

Total Contract Drilling Revenue	$887,498	$651,578

Revenues Related to Reimbursable Expenses	$15,709	$15,124

CONTRACT DRILLING EXPENSE
High Specification Floaters	$92,360	$93,978
Intermediate Semisubmersibles	143,640	136,984
Jack-ups	71,105	52,991
Other	5,186	5,212

Total Contract Drilling Expense	$312,291	$289,165

Reimbursable Expenses	$15,235	$14,826

OPERATING INCOME
High Specification Floaters	$250,452	$167,827
Intermediate Semisubmersibles	246,007	165,930
Jack-ups	83,934	33,868
Other	(5,186)	(5,212)
Reimbursable expenses, net	474	298
Depreciation	(75,125)	(63,646)
General and administrative expense	(14,708)	(16,238)
Bad debt expense	(31,952)	—
Gain on disposition of assets	2,326	3,165

Total Operating Income	$456,222	$285,992

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2008	2007
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$336,052	$637,961
Marketable securities	400,592	1,301
Accounts receivable	574,842	522,808
Prepaid expenses and other	123,046	103,120
Assets held for sale	32,201	—

Total current assets	1,466,733	1,265,190

Drilling and other property and equipment, net of accumulated depreciation	3,398,704	3,040,063

Other assets	73,325	36,212

Total assets	$4,938,762	$4,341,465

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$509,087	$453,011

Long-term debt	503,280	503,071

Deferred tax liability	459,205	397,629

Other liabilities	118,553	110,687

Stockholders’ equity	3,348,637	2,877,067

Total liabilities and stockholders’ equity	$4,938,762	$4,341,465

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
AVERAGE DAYRATES AND UTILIZATION

	Fourth Quarter		Third Quarter		Fourth Quarter
	2008		2008		2007
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
	(Dayrate in thousands)
High Specification Floaters	$386	89%	$394	86%	$317	81%
Intermediate Semis	$284	78%	$288	79%	$218	78%
Jack-ups	$121	92%	$112	89%	$115	63%